                                                                     EXHIBIT 4.6

                      (1) SUNTECH POWER HOLDINGS CO., LTD.

                                       AND

                                (2) ZHENGRONG SHI
                         (3) MILLION POWER FINANCE LTD.
                  (4) FINANCIERE NATEXIS SINGAPORE 3 PTE, LTD.
                        (5) POWER SOLAR SYSTEM CO., LTD.
                        (6) POWER SOLAR SYSTEM PTY. LTD.
                        (7) WUXI SUNTECH POWER CO., LTD.
                           (8) EUCKEN CAPITAL LIMITED
                        (9) GOLDMAN SACHS (ASIA) FINANCE
                    (10) DRAGONTECH ENERGY INVESTMENT LIMITED
                 (11) ACTIS CHINA INVESTMENT HOLDINGS NO.4 LTD.
                        (12) BESTMANAGE CONSULTANTS LTD.
                          (13) PRAX CAPITAL FUND 1, LP
                             (14) FINANCIERE 1 LTD.
                             (15) FINANCIERE 2 LTD.
                                (16) SHOUQI WANG
                                 (17) CHING FONG
                                (18) XIANFENG YIN
                                (19) KOK FAI WONG
                               (20) YINGCHIH CHEN
                           (21) TIPTOP BRIGHT LIMITED
                          (22) D&M TECHNOLOGIES LIMITED

                                   ----------

                    AGREEMENT FOR THE TRANSFER AND ASSUMPTION

                            OF OBLIGATIONS UNDER THE

  SHARE PURCHASE AGREEMENT AND THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

                           DATED AS OF AUGUST 29, 2005

                                   ----------

THIS AGREEMENT is made the 29th day of August 2005

AMONG

(1) SUNTECH POWER HOLDINGS CO., LTD., a company incorporated in the Cayman Islands whose registered office is situated at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("SUNTECH CAYMAN");

(2) ZHENGRONG SHI of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China ("DR. SHI");

(3) MILLION POWER FINANCE LTD. of Akara Building, 24 De Castro Street; Wickhams Cay I, Road Town, Tortola British Virgin Islands;

(4) FINANCIERE NATEXIS SINGAPORE 3 PTE, LTD., c/o Natexis Private Equity Asia Limited, Suite 1208, CITIC Tower, 1 Tim Mei Avenue, Hong Kong ("FINANCIERE SINGAPORE");

(5) POWER SOLAR SYSTEM CO., LTD. of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(6) POWER SOLAR SYSTEM PTY. LTD. of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(7) WUXI SUNTECH POWER CO., LTD. of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(8) EUCKEN CAPITAL LIMITED of 36th Floor, 161 Lujiazui East Road, Pudong, Shanghai, 200120, China;

(9) GOLDMAN SACHS (ASIA) FINANCE c/o Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong ("GOLDMAN SACHS");

(10) DRAGONTECH ENERGY INVESTMENT LIMITED of Room 2503, Alexandra House, 18 Chater Road, Central, Hong Kong ("DRAGONTECH");

(11) ACTIS CHINA INVESTMENT HOLDINGS NO. 4 LTD. of 8th Floor, Les Cascades, Edith Cavell Street, Port Louis, Mauritius ("ACTIS");

(12) BESTMANAGE CONSULTANTS LTD. of #5F, No. 420 Fu-Hsin N. Road, Taipei 104, Taiwan ("BESTMANAGE");

(13) PRAX CAPITAL FUND 1, LP of 6A, 2272 Hongqiao Road, Shanghai 200336, China ("PRAX"),

(14) FINANCIERE 1 LTD. of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("FINANCIERE 1"),

(15) FINANCIERE 2 LTD. of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("FINANCIERE 2"),

     (Goldman Sachs, DragonTech, Actis, Financiere Singapore, Bestmanage, Prax, Financiere 1 and Financiere 2 are together known as the "INVESTORS" or individually an "INVESTOR").

(16) SHOUQI WANG of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(17) CHING FONG of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, JIANGSU Province 214028, China;

(18) XIANFENG YIN of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(19) KOK FAI WONG of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(20) YINGCHIH CHEN of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(21) TIPTOP BRIGHT LIMITED of Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands ("TIPTOP");

(22) D&M TECHNOLOGIES LIMITED of Akara Bldg., 24 De Castro Street, Wickhams Cay I, ROAD Town, Tortola, British Virgin Islands, a company that is wholly owned by Dr. Shi ("D&M").

                                    RECITALS

     WHEREAS, certain of the parties hereto are parties to (i) that certain Share Purchase Agreement and all schedules and exhibits attached thereto, dated 29 April 2005 and amended on 10 May 2005 (the "SHARE PURCHASE AGREEMENT"), by and among Power Solar System Co. Ltd., a company organized and existing under the laws of the British Virgin Islands ("POWER SOLAR"), each of the Company Warrantors as therein defined, each of the Investors (Financiere 1 and Financiere 2 are assignees of part of the rights and obligations of Financiere Singapore as from 22 July 2005), and Dr. Shi, providing for, among other things, the sale and issuance by Power Solar of its Series A Preferred Shares to the Investors, and (ii) that certain Right of First Refusal and Co-Sale Agreement and all schedules and exhibits attached thereto (the "RFR AGREEMENT") dated 29 April 2005, by and among Power Solar, Dr. Shi, Million Power Finance Ltd., a company organized and existing under the laws of the British Virgin Islands, each of the Investors and Dr. Shi, which provides for certain rights and obligations of Power Solar and the Investors with respect to the shares of Power Solar;

     WHEREAS, in respect of certain Ordinary Shares of Power Solar acquired thereby, Shouqi Wang, Ching Fong, Xianfeng Yin, Kok Fai Wong, Yingchih Chen, Financiere Singapore and Tiptop duly signed documents agreeing to be bound by and act at all times in accordance with all terms and conditions that Million Power Finance Ltd. is subject to pursuant to the RFR Agreement;

     WHEREAS, as part of the reorganisation (the "REORGANISATION") in preparation for the listing of the shares of Suntech Cayman, on the Nasdaq National Market, Power Solar is to become a wholly owned subsidiary of Suntech Cayman and the shareholders (or their respective nominees) who are shareholders of Power Solar are to become shareholders of Suntech Cayman with the same proportional equity interests as their proportional shareholdings in Power Solar (the "SHARE SWAP");

     WHEREAS, Power Solar has determined that it is advisable and in the best interests of its shareholders to assign all of its rights and transfer all of its obligations under (i) the Share Purchase Agreement and any amendments thereto and (ii) the RFR Agreement to Suntech Cayman; and Suntech Cayman has determined that it is advisable and in the best interests of its shareholders to accept such assignment and transfer and the other parties to this Agreement consent to such assignment and transfer.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual consents and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption. Subject to the condition precedent in Section 2 herein, Power Solar does hereby assign, transfer and convey to Suntech Cayman, and Suntech Cayman does hereby accept and assume, all of Power Solar's rights and obligations, whether accrued as of the date hereof or hereafter arising, under each of (i) the Share Purchase Agreement and (ii) the RFR Agreement, and any claims, entitlements and causes of action of Power Solar related thereto. Subject to the condition precedent in Section 2 herein, the parties hereto hereby consent to such assignment and assumption in the manner set forth above.

2. Condition Precedent. This Agreement shall become effective immediately upon the completion of the Share Swap, the terms of which are set forth on the Sale and Purchase Agreement of equal date hereof, by and among Suntech Cayman and certain other parties thereto; and shall be deemed effective as of the date of completion of the Share Swap (the "EFFECTIVE DATE").

3.   Amendments to the Share Purchase Agreement and the RFR Agreement.

     (a)  The Share Purchase Agreement is amended as follows:

          (i) Suntech Cayman is added as a party to the Share Purchase Agreement and any amendments thereto, and references to the "Company" in the Share Purchase Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date and except for the representations and warranties given in Section 3 and 4 of the Share Purchase Agreement; provided, however, that any claim against Power Solar arising prior to the Effective Date may be brought against Power Solar or Suntech Cayman) shall mean Suntech Cayman;

          (ii) D&M is added as a party to the Share Purchase Agreement and references to the "Founder" in the Share Purchase Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date and except for the representations and warranties given in
               Section 3 and 4 of the Share Purchase Agreement; provided, however, that any claim against Power Solar arising prior to the Effective Date may be brought against Power Solar or Suntech Cayman) shall refer to Dr. Shi and D&M, jointly and severally;

          (iii) except for the representations and warranties given in Section 3 and 4 of the Share Purchase Agreement, all provisions under the Share Purchase Agreement which relate to the "Series A Preferred Shares" to be held by the Investors shall be construed to refer to the Series A Preferred Shares of Suntech Cayman; and

          (iv) except for the representations and warranties given in Section 3 and 4 of the Share Purchase Agreement, all provisions under the Share Purchase Agreement which relate to "Ordinary Shares" shall refer to the Ordinary Shares of Suntech Cayman.

     (b)  The RFR Agreement is amended as follows:

          (i) Suntech Cayman is added as a party to the RFR Agreement and references to the "Company" in the RFR Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against Power Solar arising prior to the Effective Date may be brought against Power Solar or Suntech Cayman) shall mean Suntech Cayman;

          (ii) D&M is added as a party to the RFR Agreement and references to the "Founder" in the RFR Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against Power Solar arising prior to the Effective Date may be brought against Power Solar or Suntech Cayman) shall refer to Dr. Shi and D&M, jointly and severally;

          (iii) Section 2.7 of the RFR Agreement shall be amended and restated as follows:

               "LIMITATIONS TO RIGHTS OF FIRST REFUSAL AND CO-SALE. Notwithstanding the provisions of this Section 2, the Holders agree to give reasonable consideration to a proposed transfer by the Founder of any Equity Securities held by such Founder, to any spouse, child, or parent of Dr. Shi, or to a custodian, trustee, executor, or other fiduciary for the account of any spouse, child, or parent of Dr. Shi, or to a trust for Dr. Shi himself, or a charitable remainder trust, provided that it shall be a condition for the Holders' review of any such proposed transfer that (i) the Founder shall inform the Holders and the Company of such transfer prior to effecting it, including reasonable detail regarding the identity of the transferee and his or its relationship to Dr. Shi; (ii) each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance reasonably satisfactory to the Holders, assuming the obligations of the Founder in respect of the Equity Securities Transferred under this Agreement, including but not limited to Section 2.1 hereof, with respect to the transferred securities; and (iii) each transferee shall have executed and delivered to the Founder (with a copy to the Company) an irrevocable, unconditional and permanent power of attorney, all on terms acceptable to the Holders in their discretion, effective immediately after the completion of such transfer, appointing Dr. Shi as the transferee's attorney-in-fact and authorizing him to vote, in his absolute discretion as the attorney-in-fact of the transferee, any and all Equity Securities of the Company owned by such transferee with respect to any Company related matters, and acknowledging that the transferee shall not exercise any voting rights with respect thereto. For the avoidance of doubt, the Holders shall retain the right to approve in their discretion, pursuant to Section 2.1 hereof, any proposed transfer described above.";

          (iv) all provisions under the RFR Agreement which relate to the "Series A Preferred Shares" to be held by the Investors (or its successors and assigns) shall refer to the Series A Preferred Shares of Suntech Cayman; and

          (v) all provisions under the RFR Agreement which relate to "Ordinary Shares" shall refer to the Ordinary Shares of Suntech Cayman.

4. Board Composition. The composition of the board of directors of Suntech Cayman shall be the same as that of the board of directors of Power Solar. The terms "Board" or "Board of Directors" referred to in the Share Purchase Agreement or the RFR Agreement shall refer to the board of directors of Suntech Cayman.

5. Representation and Warranty. Suntech Cayman and Dr. Shi, jointly and severally, represent to each of the parties herein on the date of this Agreement and as of Effective Date that Suntech Cayman has full power and authority, and has obtained all necessary consents and approvals to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other actions required to authorize its execution of this Agreement and the performance of its obligations hereunder have been duly taken.

6. Obligations of Power Solar. Other than as specifically provided herein, the provisions of this Agreement shall not be construed, interpreted or applied as releasing or restricting the obligations of Power Solar under the Share Purchase Agreement and the RFR Agreement.

7.   Miscellaneous.

     7.1 Suntech Cayman and Dr. Shi shall, jointly and severally, do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Investors (as defined in the Share Purchase Agreement) may require from time to time to effectively assign, transfer and convey all of Power Solar's rights and obligations, whether accrued as of the date hereof or hereafter arising, under each of (i) the Share Purchase Agreement and (ii) the RFR Agreement, and any claims, entitlements and causes of action of Power Solar related thereto, and otherwise to give to the Investors the full benefit of this Agreement.

     7.2 This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

     7.3  Dispute Resolution.

          7.3.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

          7.3.2 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

          7.3.3 The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Center in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.3, including the provisions concerning the appointment of arbitrators, the provisions of this Section 7.3 shall prevail.

          7.3.4 The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

          7.3.5 Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          7.3.6 The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

          7.3.7 Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

     7.4 If any provision or part of a provision of this Agreement or its application to any party hereto shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

     7.5 This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     7.6 This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

     7.7 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7.8 This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

                                        SUNTECH POWER HOLDINGS CO., LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: ZHENGRONG SHI
                                        Title: CHIEF EXECUTIVE OFFICER


                                        ZHENGRONG SHI


                                        By: /s/
                                            ------------------------------------
                                            Zhengrong Shi


                                        MILLION POWER FINANCE LTD.
                                        For and on behalf of
                                        MILLION POWER FINANCE LTD.


                                        /s/
                                        ----------------------------------------
                                        AUTHORIZED SIGNATURE(S)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FINANCIERE NATEXIS SINGAPORE 3 PTE, LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Gael de Barmon
                                        Title:
                                               ---------------------------------

                                        POWER SOLAR SYSTEM CO., LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Zhengrong Shi
                                        Title:
                                               ---------------------------------


                                        POWER SOLAR SYSTEM PTY. LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Zhengrong Shi
                                        Title:
                                               ---------------------------------


                                        WUXI SUNTECH POWER CO., LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Zhengrong Shi
                                        Title:
                                               ---------------------------------


                                        EUCKEN CAPITAL LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       GOLDMAN SACHS (ASIA) FINANCE


                                       By: /s/
                                           -------------------------------------
                                       Name: Jason E. Maynard
                                       Title: Alternate Director


                                       DRAGONTECH ENERGY INVESTMENT LIMITED


                                       By: /s/
                                           -------------------------------------
                                       Name: Roman Jun Shaw
                                       Title: Director


                                       ACTIS CHINA INVESTMENT HOLDINGS NO.4 LTD.


                                       By: /s/
                                           -------------------------------------
                                       Name: ASHRAF RAMTOOLA
                                             Representing CHRONOS LTD
                                       Title: DIRECTOR

                                        BESTMANAGE CONSULTANTS LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PRAX CAPITAL FUND 1, LP


                                        By: /s/
                                            ------------------------------------
                                        Name: JEFF YAO
                                        Title: Partner


                                        FINANCIERE 1 LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Gael de Barmon
                                        Title:
                                               ---------------------------------


                                        FINANCIERE 2 LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Gael de Barmon
                                        Title:
                                               ---------------------------------

                                        SHOUQI WANG


                                        /s/
                                        ----------------------------------------


                                        CHING FONG


                                        /s/
                                        ----------------------------------------


                                        XIANFENG YIN


                                        /s/
                                        ----------------------------------------


                                        KOK FAI WONG


                                        /s/
                                        ----------------------------------------

                                        YINGCHIH CHEN


                                        /s/
                                        ----------------------------------------


                                        TIPTOP BRIGHT LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name: WANG QIANG
                                        Title: as director


                                        D&M TECHNOLOGIES LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------